SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

   Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

   Date of Report (Date of earliest event reported) June 16, 2005 (April 28,
2005)

                         LEGAL ACCESS TECHNOLOGIES, INC.
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             (Exact name of registrant as specified in its charter)


          Nevada                  000-19457                    87-0473323
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(State or other jurisdiction(Commission File Number)(IRS Employer Identification
No.) of incorporation)


         3275 E. Warm Springs Road, Las Vegas, NV                      89120
         -----------------------------------------------------------------------
         (Address of principal executive offices)                     (Zip Code)

        Registrant's telephone number, including area code (702) 949-6115

                                       N/A
                                  -------------
         (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

This is an amendment (the "Amendment") to the Current Report on Form 8-K, filed on May 4, 2005 (the "Original Form 8-K") by Legal Access Technologies, Inc. (the "Company"), and is submitted to amend and restate Item 9.01 of the Original Form 8-K to provide the financial data related to the Agreement and Plan of Merger by and among the Company, WEC Acquisition Sub, Inc., a Georgia corporation and wholly-owned subsidiary of the Company, and World Explorer Corporation, a Georgia corporation.

Section 2 - Financial Information

Item 2.06 Material Impairments

As a result of the April 27, 2005, transaction with World Explorer (discussed further in Item 9.01, below), management determined that $105,000 in deferred consulting costs, incurred in the exploration of other maritime salvage opportunities recorded in the third quarter of the Company's current fiscal year, are no longer likely to produce the desired results and, therefore, should be written off to operations in the fourth quarter. No further charges are expected in connection with this decision. Since the write-off decision was made in connection with the preparation of the Company's next annual report on form 10-KSB for the year ended April 30, 2005, which will be filed timely by its due date, and which will contain disclosure of this fourth quarter charge, no previous report on form 8-K was required for this item.

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Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements, Pro Forma Financial Information and Exhibits

(a) Financial Statements of Business Acquired

Because World Explorer was a "shell" corporation when acquired that lacked any significant inputs, processes, and outputs that might qualify it as a business, the Company has not accounted for the acquisition as a business combination, rather as the purchase of maritime salvage industry research, executive skill set, and contacts to compliment those previously acquired through consulting agreements with four foreigners, none of which to be recorded as assets. As a result, audit financial statements of World Explorer are not required.

(b) Pro Forma Financial Information

For the reason sited in 9.01(a) above, pro forma financial statements are also not required. The Company valued the acquisition of the maritime salvage industry research, executive skill set, and contacts at approximately $102,000, consisting of the assumption of pre-existing liabilities of approximately $62,000, of which approximately $37,000 is to World Explorer's former shareholders, and $40,000 attributed to the issuance of 40,000,000 shares of the Company's common stock valued at par. The approximate $102,000 cost has been expensed.

(c) Exhibits

       2.1 Agreement and Plan of Merger (filed with the current report on Form 8-K on May 4, 2005)


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


                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.


                                            Legal Access Technologies, Inc.



                                            By: /s/ Herbert C. Leeming
                                                --------------------------------
                                                Herbert C. Leeming, President



Dated: June 16, 2005


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